                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors and Shareholders
The Money Store Inc.:

We consent to incorporation by reference in the Registration Statements (No. 333-20817, 33-98972, 333-18877, 333-14075 and 333-24807) on Forms S-3 and the
Registration Statements (Nos. 33-66332 and 33-96830) on Forms S-8 of our report dated February 12, 1997, except for Note 16 as to which the date is April 8, 1997, relating to the consolidated statements of financial condition of The Money Store Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Current Report on Form 8-K of The Money Store Inc. dated April 9, 1997.

/s/  KPMG Peat Marwick LLP

Sacramento, California
April 9, 1997